QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

ADESA, Inc.
Director Compensation Plan

I.     Purpose

        The purpose of the ADESA, Inc. Director Compensation Plan is to provide ownership of the Company's stock to members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.

II.    Definitions

        When used herein, the following terms shall have the respective meanings set forth below:

          "Annual Retainer" means the annual retainer payable by the Company to Directors (exclusive of any per meeting fees or expense reimbursements).

          "Board" or "Board of Directors" means the Board of Directors of the Company.

          "Committee" means a committee whose members meet the requirements of Section IV(A) hereof, and who are appointed from time to time by the Board to administer the Plan.

          "Common Stock" means the common stock of the Company.

          "Company" means ADESA, Inc., a Delaware corporation, and any successor corporation.

          "Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

          "Effective Date" means the date as of which the Plan is approved by ALLETE Automotive Services, Inc., the sole shareholder of the Company.

          "Employee" means any officer or other common law employee of the Company or of any Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Plan" means the Company's Director Compensation Plan, as it may be amended from time to time.

          "Plan Year" means the period commencing on the Effective Date of the Plan and ending the next following December 31 and, thereafter, the calendar year.

          "Stock Payment" means that portion of the Annual Retainer to be paid to Directors in shares of Common Stock rather than cash for services rendered as a Director of the Company, as provided in Section V hereof, including that portion of the Stock Payment resulting from any election specified in Section VI hereof.

          "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

III.  Shares of Common Stock Subject to the Plan

        Subject to Section VII below, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 200,000 shares. The Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, or shares of Common Stock purchased on the open market and held by the Committee.

IV.    Administration

  A.
  The Plan will be administered by a Committee appointed by the Board, consisting of three or more persons. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

  B.
  Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company, and the Participants.

V.     Determination of Annual Retainer and Stock Payments

  A.
  The Board shall determine the Annual Retainer payable to all Directors of the Company.

  B.
  Each Director shall receive within 30 business days following each annual meeting of shareholders, a Stock Payment comprising a number of shares of Common Stock having a fair market value on such day equal to $47,500. Such Stock Payment shall be made available from authorized but unissued shares of Common Stock, or shares of Common Stock purchased on the open market. Certificates for such shares of Common Stock shall be issued in the name of the Director entitled to receive such shares and delivered to such Director or, at the discretion of the Company, deposited in a dividend reinvestment account maintained on behalf of such Director. Notwithstanding the foregoing, the Company shall have the discretion to issue any such shares of Common Stock in book-entry form in lieu of issuance of any certificates. Any fraction of a Share shall be rounded up to the nearest whole share. The cash portion of the Annual Retainer for such Plan Year shall be paid to Directors at such times and in such manner as may be determined by the Board of Directors. Directors joining the Board during the Plan Year after payment of the Stock Payment to other Directors for such Plan Year has been made will receive their Stock Payment within 30 business days following the effective date of their election or appointment to the Board.

  C.
  Any Director may decline a Stock Payment for any Plan Year; provided, however, that no cash compensation shall be paid in lieu thereof. Any Director who declines a Stock Payment must do so in writing prior to the performance of any services as a Director for the Plan Year to which such Stock Payment relates.

  D.
  No Director shall be required to forfeit or otherwise return any shares of Common Stock issued as a Stock Payment pursuant to the Plan (including any shares of Common Stock received as a result of an election under Section VI) notwithstanding any change in status of such Director which renders him ineligible to continue as a Participant in the Plan.

VI.   Election to Increase Amount of Stock Payment

        For any Plan Year, a Participant may be permitted to make a written election to reduce the cash portion of the Annual Retainer by a specified percentage and have such amount applied to purchase additional shares of Common Stock of the Company. The election shall be made on a form provided by the Committee and must be returned to the Committee no later than five business days prior to the scheduled date of payment of the cash portion of the Annual Retainer. The election form shall state the percentage by which the Participant desires to reduce the cash portion of the Annual Retainer, which shall be applied toward the purchase of Common Stock to be delivered on the same date that the cash portion of the Annual Retainer is made; provided, however, that no fractional shares may be purchased. Cash in lieu of any fractional share shall be paid to the Participant. No Participant shall be allowed to change or revoke any election for the then current year.

VII. Adjustment for Changes in Capitalization

        If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan shall be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding, and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

VIII. Amendment and Termination of Plan

        The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon.

IX.   Effective Date and Duration of the Plan

        The Plan will become effective upon the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section VIII, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

X.    Miscellaneous Provisions

        A.    Continuation of Directors in Same Status

        Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him as a Participant under the Plan.

        B.    Compliance with Government Regulations

        Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements, and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale, or other transfer of such shares to comply with any such law, regulation, or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules, and regulations in connection with any offer, sale, or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933 as amended (unless an exception therefrom is available) or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions. Certificates for shares of Common Stock or stock issued in book entry form may be legended as the Committee shall deem appropriate.

        C.    Tax Withholding

        The Company is authorized to withhold from the Annual Retainer including from the Stock Payment, amounts of withholding and other taxes due in connection with such payment by the Company and to take such other action as the Company may deem advisable to enable the Company and each Participant to satisfy obligations relating to the payment of any Annual Retainer.

        D.    Nontransferability of Rights

        No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge, or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock in book entry form or certificates evidencing such Stock Payment) or any such right or interest.

        E.    Severability

        In the event that any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

        F.     Governing Law

        To the extent not preempted by federal law, the Plan shall be governed by the laws of the state of Delaware.

QuickLinks

ADESA, Inc. Director Compensation Plan